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                                                                    EXHIBIT 10.7


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment, effective September 5, 1997, to the EMPLOYMENT AGREEMENT dated November 15, 1994, by and between DALEEN TECHNOLOGIES, INC., and RICHARD A. SCHELL, as amended January 31, 1997, ("Agreement") changes the following sections:

(1) Section 8. Profits Bonus. Replace this section in its entirety, as follows:

Annual Performance Bonus

Employee will be able to earn an Annual Performance Bonus equal to a certain percentage of his Base Salary, depending on his performance against goals and objectives set and agreed upon in advance for each calendar year by the Company's President and Chief Executive Officer, and as approved by the Compensation Committee of the Board of Directors. Such Annual Performance Bonus will be paid to Employee by January 31 following the end of the calendar year and is subject to review and approval of the Compensation Committee of the Board of Directors. For 1997, the Annual Performance Bonus is targeted at $75,000 and is targeted at 50% of the Base Salary in future years.

(2) Section 12. Compensation Review. Replace this section in its entirety, as follows:

Annual Compensation.

The Company's President and Chief Executive Officer, along with the Compensation Committee of the Board of Directors, shall, by January 31 of each calendar year, review Employee's Base Salary and may increase, but not decrease, the Base Salary provided for in Section 3 hereof. Any such increase in Base Salary shall be valid only if in writing, executed by the President and Chief Executive Officer, and such writing shall constitute an amendment solely to the payments to be made to Employee under this Agreement, without waiver or modification of any other provision hereof.

All other provisions and sections of the Agreement, except for the above changes will remain the same and unchanged.

Agreed to this as of the date above:

DALEEN TECHNOLOGIES, INC.:                EMPLOYEE:


/s/ Jams R. Daleen                        /s/ Richard A. Schell
----------------------------------        --------------------------------------
James R. Daleen, President and CEO        Richard A. Schell, Vice President of
                                          Finance and CFO